Exhibit 5.1

777 E Wisconsin Ave Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

October 28, 2026

Enerpac Tool Group Corp.

648 N. Plankinton Avenue, 4th Floor

Milwaukee, WI 53203

Ladies and Gentlemen:

We have acted as special counsel for Enerpac Tool Group Corp., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), registering 621,622 shares (the “Registered Shares”) of the Company’s Class A common stock, par value $0.20 per share (“Class A Common Stock”), that may be issued pursuant to the Enerpac Tool Group Corp. Inducement Award Plan (the “Plan”).

In connection with our representation, we have examined: (a) the Plan and related documents; (b) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (c) the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to date; (d) the resolutions of the Company’s Board of Directors relating to the Plan and the issuance of Class A Common Stock under the Plan; and (e) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is effective.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY | SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

October 28, 2026

We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Registered Shares.

Based upon the foregoing, we are of the opinion that each of the Registered Shares, if and when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP